EXHIBIT 10.1

HAGGAR CORP.

INDEMNIFICATION AGREEMENT

This Agreement (“Agreement”) is made and entered into as of the 26th day of August, 2005, by and between Haggar Corp., a Nevada corporation (the “Company”), and                                   (“Indemnitee”).

RECITALS

WHEREAS, highly competent and experienced persons are reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and indemnification against claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Board has also determined that it is reasonable, prudent and necessary for the Company, in addition to purchasing and maintaining directors’ and officers’ liability insurance (or otherwise providing for adequate arrangements of self-insurance), contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified to the fullest extent permitted by law;

WHEREAS, Article 7 of the Third Amended and Restated Articles of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by law and Article 5 of the Amended and Restated Bylaws contains provisions regarding indemnification; and

WHEREAS, Section 78.751 of the Nevada Revised Statutes, as amended (“NRS”), empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, and expressly provides that the indemnification provided by NRS 78.751 is not exclusive of other rights to which those indemnified thereunder may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Certain Definitions

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“Change in Control” means (i) a merger or consolidation of the Company with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the Voting Securities of the Company and the holders of Voting Securities of any other entity, in which the shareholders of the Company immediately before the transaction do not own 50% or more of the combined voting power of the Voting Securities of the surviving entity or its parent immediately after the transaction; (ii) a dissolution of the Company; (iii) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities; (iv) a transaction or series of transactions that results in any entity, Person or “Group” (as defined below), becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (v) during any period commencing on or after the date of this Agreement, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; provided, however, that a “Change in Control” shall not be deemed to have occurred if the ownership of 50% or more of the combined voting power of the surviving corporation, asset transferee or the Company (as the case may be), after giving effect to the transaction or series of transactions, is directly or indirectly held by (A) a trustee or other fiduciary under any employee benefit plan maintained by the Company or any Subsidiary, (B) one or more of the “executive officers” of the Company that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control, (C) one or more of the children of J.M. Haggar, Jr. or their lineal descendants, or any entity, Person or Group under their control, or (D) one or more members of the “senior management” of the Company (as defined by the Chief Executive Officer of the Company) that held such positions prior to the transaction or series of transactions, or any entity, Person or Group under their control.  As used herein, “Group” shall have the meaning set forth in Section 13(d)(3) and/or 14(d)(2) of the Exchange Act, and “executive officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

“Claim” means an actual or threatened claim or request for relief which was, is or may be made by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status.

“Corporate Status” means the status of a person who is, becomes or was a director, officer, employee, agent or fiduciary of the Company or is, becomes or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.  For purposes of this Agreement, the Company agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

“Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder, means a director of the Company who at the time of the vote is not a named defendant or respondent in the Proceeding in respect of which indemnification is sought by Indemnitee.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses” means all direct and indirect costs (including, without limitation, attorneys’ fees and disbursements, retainers, accountant’s fees and disbursements, private investigator fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses) of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal) a Proceeding and all interest or finance charges attributable to any thereof.  Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent:  (a) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel under this Agreement or similar agreements), (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding voting securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Independent Directors” means the directors that qualify as independent, disinterested, or a similar term as defined in the rules of the principal securities exchange or inter-dealer quotation system on which the Company’s common stock is then listed or quoted.

“NRS” means the Nevada Revised Statutes Chapter 78 and any successor statute thereto, as either of them may from time to time be amended.

“Person” means any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

“Potential Change in Control” shall be deemed to have occurred if (i) any Person shall have announced publicly an intention to effect a Change in Control, or commenced any action (such as the commencement of a tender offer for the Company’s Common Stock or the solicitation of proxies for the election of any of the Company’s directors) that, if successful, could reasonably be expected to result in the occurrence of a Change in Control; (ii) the Company enters into an agreement, the consummation of which would constitute a Change in Control; or (iii) any other event occurs that the Board declares to be a Potential Change in Control.

“Proceeding” means any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Company or any other Person, that Indemnitee in good faith believes could lead to any appeal in or related to, any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

“Voting Securities” means any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

ARTICLE II

Services by Indemnitee

Indemnitee is serving as a [director and/or an officer] of the Company.  Indemnitee may from time to time also agree to serve, as the Company may request from time to time, in another capacity for the Company (including another officer or director position) or, as the Company may request from time to time, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.  Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities.  Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law).  The Company shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

ARTICLE III

Indemnification

Section 3.1                                                             General.  Subject to the provisions set forth in Article IV, the Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as the NRS or any other applicable law may thereafter from time to time permit or authorize.  The other provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III.  No requirement, condition to or limitation of any right to indemnification or to advancement of Expenses under this Article III shall in any way limit the rights of Indemnitee under Article VII.

Section 3.2                                                             Additional Indemnity of the Company.  Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to, or witness or other participant in any Proceeding.  Pursuant to this Section 3.2, Indemnitee shall be indemnified against any and all Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim, issue or matter therein.  Notwithstanding the foregoing, the obligations of the Company under this Section 3.2 shall be subject to the condition that no determination (which, in any case in which Independent Counsel is involved, shall be in a form of a written opinion) shall have been made pursuant to Article IV that Indemnitee would not be permitted to be indemnified under applicable law. Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.

Section 3.3                                                             Advancement of Expenses.  The Company shall pay all reasonable Expenses incurred by, or in the case of retainers to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses reasonably incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim or Proceeding, whether brought by the Company or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article IV hereof within 10 days after the receipt by the Company of (a) a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding, and (b) a written affirmation from Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for Indemnitee to be permitted to be indemnified under applicable law.  Such statement or statements shall reasonably evidence the Expenses incurred, or in the case of retainers, to be incurred, by Indemnitee.  Any such payment by the Company is referred to in this Agreement as an “Expense Advance.”  In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee’s counsel shall also submit an affidavit stating that the Expenses incurred were, or in the case of retainers to be incurred, are, reasonable.  Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against Indemnitee.  Indemnitee hereby undertakes and agrees (which agreement shall be an unsecured obligation of Indemnitee) that Indemnitee will reimburse and repay the Company without interest for any Expense Advance to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses.  Indemnitee shall be entitled to engage counsel of his or her choice in connection with the defense of any Claim or Proceeding or otherwise in connection herewith.

Section 3.4                                                             Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against any and all costs and expenses (of the types described in the definition of Expenses in Article I) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against, or action brought by, Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Company’s Articles of Incorporation or Bylaws now or hereafter in effect relating to any Claim or Proceeding, (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, or (iii) enforcement of, or claims for breaches of, any provision of this Agreement, in each of the foregoing situations regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, insurance recovery, enforcement, or damage claim, as the case may be and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise.

Section 3.5                                                             Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim or Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or Proceedings, or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

ARTICLE IV

Procedure for Determination of Entitlement
to Indemnification

Section 4.1                                                             Request by Indemnitee.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company, as promptly as practicable under the circumstances, a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary or an Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

Section 4.2                                                             Determination of Request.  Upon receipt of the written request by Indemnitee for indemnification pursuant to the first sentence of Section 4.1 hereof, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified shall be made in accordance with the terms of Section 4.5, in the specific case as follows:

(a)                                  If a Potential Change in Control or a Change in Control shall have occurred subsequent to the date of this Agreement, by Independent Counsel (selected in accordance with Section 4.3) in a written opinion to the Board and Indemnitee, unless Indemnitee shall request that such determination be made by the Board, or a committee of the Board, in which case by the person or persons or in the manner provided for in clause (i) or (ii) of paragraph (b) below; or

(b)                                 If a Potential Change in Control or a Change in Control shall not have occurred subsequent to the date of this Agreement, (i) by the Board by a majority vote of the Disinterested Directors even though less than a quorum of the Board, or (ii) by a majority vote of a committee consisting solely of two or more Disinterested Directors designated to act in the matter by a majority vote of all Disinterested Directors even though less than a quorum of the Board, or (iii) by Independent Counsel selected by the Board or a committee of the Board by a vote as set forth in clauses (i) or (ii) of this paragraph (b), or if such vote is not obtainable or such a committee cannot be established, by a majority vote of all directors, or (iv) if Indemnitee and the Company agree, by the stockholders of the Company in a vote that excludes the shares held by directors who are not Disinterested Directors.

If it is so determined that Indemnitee is permitted to be indemnified under applicable law, payment to Indemnitee shall be made within 10 days after such determination.  Nothing contained in this Agreement shall require that any determination be made under this Section 4.2 prior to the disposition or conclusion of a Claim or Proceeding against Indemnitee; provided, however, that Expense Advances shall continue to be made by the Company pursuant to, and to the extent required by, the provisions of Article III.  Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company shall indemnify and hold harmless Indemnitee therefrom.

Section 4.3                                                             Independent Counsel.  If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected pursuant to Section 4.2(b)(iii), and the Company shall give written notice to Indemnitee, within 10 days after receipt by the Company of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected.  If a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and

Indemnitee shall give written notice to the Company, within 10 days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board, in which event the Company shall give written notice to Indemnitee within 10 days after receipt of Indemnitee’s request for the Board or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected).  In either event, (i) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection.  Any objection to selection of Independent Counsel pursuant to this Section 4.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” in Article I, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit.  In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection.  If, within 30 days after submission of Indemnitee’s request for indemnification pursuant to Section 4.1, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 4.2.  The Company shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 4.2, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 4.3, regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 4.4                                                             Establishment of a Trust.  In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel (or other person(s)

making the determination of whether Indemnitee is permitted to be indemnified by applicable law).  The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the trustee of the Trust shall advance, within ten business days of a request by Indemnitee, any and all reasonable Expenses to Indemnitee, any required determination concerning the reasonableness of the Expenses to be made by the Independent Counsel (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under Section 3.3 of this Agreement); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.  The trustee of the Trust shall be chosen by Indemnitee and shall be an institution that is not affiliated with Indemnitee.  Nothing in this Section 4.4 shall relieve the Company of any of its obligations under this Agreement.

Section 4.5                                                             Presumptions and Effect of Certain Proceedings.

(a)                                  Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 4.1, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis of Independent Counsel (or such other person or persons) convinces Independent Counsel by clear and convincing evidence that the presumption should not apply.

(b)                                 If the person or persons empowered or selected under Article IV of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request by Indemnitee therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 4.5(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Company of the request for indemnification under Section 4.1 Indemnitee and the Company have agreed, and the Board has resolved to submit such determination to the stockholders of the Company pursuant to Section 4.2(b) for their consideration at an annual meeting of stockholders to be held within 90 days after such agreement and such determination is made thereat, or a special meeting of stockholders is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2(a) of this Agreement, in which case the applicable period shall be as set forth in Section 5.1(c).

(c)                                  The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee met any particular standard of conduct, that Indemnitee had any particular belief, or that a court has determined that indemnification is not permitted by applicable law.  Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

ARTICLE V

Certain Remedies of Indemnitee

Section 5.1                                                             Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Company to make timely payment or advancement of any amounts due hereunder; or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2 and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection, or (iii) expiration of all periods for the Company or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of Indemnitee’s entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association.  Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.1, or such right shall expire.  The Company agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

Section 5.2                                                             Adverse Determination Not to Affect any Judicial Proceeding.  If a determination shall have been made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Article V shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Article V, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 5.3                                                             Company Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration.  If a determination shall have been made or deemed to have been made pursuant to Article IV that Indemnitee is entitled to indemnification, the Company shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article V, and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

Section 5.4                                                             Company Bound by the Agreement.  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article V that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

ARTICLE VI

Contribution

Section 6.1                                                             Contribution Payment.  To the fullest extent permitted by applicable law, if the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be available to Indemnitee for any reason whatsoever, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) Indemnitee’s Corporate Status, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of such Proceeding and any and all amounts paid in settlement of that Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted (“Contribution Amounts”), in such proportion as is appropriate to reflect the relative fault with respect to the subject matter of the Proceeding giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such matter (collectively, including the Company, the “Third Parties”) on the other hand.

Section 6.2                                      Relative Fault.  The relative fault of the Third Parties and Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party which makes a determination under Article IV) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of each party.  The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to in this Section 6.2.

ARTICLE VII

Miscellaneous

Section 7.1                                                             Non-Exclusivity.  The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights Indemnitee shall have under the NRS or other applicable law, the charter or bylaws of the Company, any other agreement, vote of stockholders or a resolution of directors, or otherwise.  No amendment or alteration of the charter or bylaws of the Company or any provision thereof shall adversely affect Indemnitee’s rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the charter, bylaws and the NRS or other applicable law.  To the extent that there is a change in the NRS or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Company’s charter or bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.  Any amendment, alteration or repeal of the NRS that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

Section 7.2                                                             Insurance and Subrogation.

(a)                                  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or for individuals serving at the request of the Company as directors, officers, partners, venturers, proprietors, trustees, employees, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

(b)                                 In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)                                  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Company’s charter or bylaws or any insurance policy, contract, agreement or otherwise.

(d)                                 If Indemnitee is a director of the Company, the Company will advise the Board of any proposed material reduction in the coverage for Indemnitee to be provided by the

Company’s directors’ and officers’ liability insurance policy and will not effect such a reduction with respect to Indemnitee without the prior approval of at least 80% of the Independent Directors of the Company.

(e)                                  If Indemnitee is a director of the Company during the term of this Agreement and if Indemnitee ceases to be a director of the Company for any reason, the Company shall procure a run-off directors’ and officers’ liability insurance policy with respect to claims arising from facts or events that occurred before the time Indemnitee ceased to be a director of the Company and covering Indemnitee, which policy, without any lapse in coverage, will provide coverage for a period of six years after the time Indemnitee ceased to be a director of the Company and will contain terms and conditions (including amount and type of coverage and size of deductibles) that are substantially comparable to the Company’s directors’ and officers’ liability insurance policy that was most protective of Indemnitee in the 12 months preceding the time Indemnitee ceased to be a director of the Company; provided, however, that:

(i)                                     this obligation shall be suspended during the period immediately following the time Indemnitee ceases to be a director of the Company if and only so long as the Company has a directors’ and officers’ liability insurance policy in effect covering Indemnitee for such claims that, if it were a run-off policy, would meet or exceed the foregoing standards, but in any event this suspension period shall end when a Change in Control occurs; and

(ii)                                  no later than the end of the suspension period provided in the preceding clause (i) (whether because of failure to have a policy meeting the foregoing standards or because a Change in Control occurs), the Company shall procure a run-off directors’ and officers’ liability insurance policy meeting the foregoing standards and lasting for the remainder of the six-year period.

(f)                                    Notwithstanding the preceding clause (e), including the suspension provisions therein, if Indemnitee ceases to be an officer or director of the Company in connection with a Change in Control or at or during the one-year period following the occurrence of a Change in Control, the Company shall procure a run-off directors’ and officers’ liability insurance policy covering Indemnitee and meeting the foregoing standards in clause (e) and lasting for a six-year period upon the Indemnitee’s ceasing to be an officer or director of the Company in such circumstances.

Section 7.3                                                             Self Insurance of the Company; Other Arrangements.  The parties hereto recognize that the Company may, but except as provided in Section 7.2(d)  and Section 7.2(e) is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of the person’s status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability or loss.

Except as provided in Section 7.2(d) and Section 7.2(e), in considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for certain (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage which may not be as comprehensive as that previously included in insurance purchased by the Company or its predecessors.  The purchase of insurance with deductibles, limits on payments and coverage exclusions, even if in the best interest of the Company, may not be in the best interest of Indemnitee.  As to the Company, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Company’s practice of self-insurance in other areas.  In order to protect Indemnitee, who would otherwise be more fully or entirely covered under such policies, the Company shall, to the maximum extent permitted by applicable law, indemnify and hold Indemnitee harmless to the extent (i)  of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer, or (iii) of amounts that prior policies of directors’ and officers’ liability insurance held by the Company or its predecessors would have provided for payment to Indemnitee, if by reason of Indemnitee’s Corporate Status Indemnitee is or is threatened to be made a party to any Proceeding.  The obligation of the Company in the preceding sentence shall be without regard to whether the Company would otherwise be required to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of stockholders or directors or other arrangement.   Without limiting the generality of any provision of this Agreement, the procedures in Article IV hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3.

Section 7.4                                                             Certain Settlement Provisions.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Company’s prior written consent.  The Company shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent.  Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 7.5                                                             Exculpation of Directors.  If Indemnitee is or was a director of the Company, Indemnitee shall not in that capacity be liable to the Company or its stockholders for monetary damages for an act or omission in Indemnitee’s capacity as a director, except that Indemnitee’s liability shall not be eliminated or limited for:  (a) any breach of Indemnitee’s duty of loyalty to the Company or its stockholders; (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) a transaction from which Indemnitee derived an improper benefit; or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute.

Section 7.6                                                             Duration of Agreement.  This Agreement shall continue for so long as Indemnitee serves as a director, officer, employee, agent or fiduciary of the Company or, at the request of the Company, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the later to occur of:  (a) the expiration of 20 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by

Indemnitee pursuant to Article IV relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee’s Corporate Status.

Section 7.7                                                             Notice by Each Party.  Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Company shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure.  The Company shall promptly notify Indemnitee in writing as to the pendency of any Proceeding or Claim that may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

Section 7.8                                                             Amendment.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.9                                                             Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.10                                                       Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 7.11                                                       Severability.  If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any Person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other Persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and unenforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 7.12                                                       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission if during normal business hours of the recipient, otherwise on the next business day, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company, to it at:

Haggar Corp. 11511 Luna Road Dallas, Texas 75234 Attn: Corporate Secretary Facsimile: (214) 956-4561

If to Indemnitee, to Indemnitee at its address set forth on the signature page hereto.

or to such other address or to such other individuals as any party shall have last designated by notice to the other parties.  All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with and as provided in the provisions of this Section 7.12.

Section 7.13                                                       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard to the principles of conflict of laws.

Section 7.14                                                       Certain Construction Rules.

(a)                                  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days and (2) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b)                                 For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” for purposes of this Agreement and the NRS.

Section 7.15                                                       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 7.16                                                       Certain Persons Not Entitled to Indemnification.  Notwithstanding any other provision of this Agreement (but subject to Section 7.1), Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to the terms of this Agreement with respect to any Proceeding or any Claim, issue or matter therein, brought or made by Indemnitee against the Company, except as specifically provided in Article III, Article IV or Section 7.3.  In addition, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                  To indemnify Indemnitee if (and to the extent that) a final decision by a court or arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful;

(b)                                 To indemnify Indemnitee for the payment to the Company of profits pursuant to, or Expenses incurred by Indemnitee for Proceedings to the extent under, Section 16(b) of the Exchange Act;

(c)                                  To indemnify Indemnitee for Expenses, liabilities or reimbursement of the Company of bonuses or other incentive-based or equity-based compensation, and the reimbursement of the Company of profits realized from the sale of securities of the Company incurred by Indemnitee, to the extent that such Expenses, liabilities and reimbursements directly arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); or

(d)                                 To indemnify Indemnitee for any Expenses, liabilities and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act.

Section 7.17                                                       Indemnification for Negligence, Gross Negligence, etc.  Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee’s acts of negligence or gross negligence to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.

Section 7.18                                                       Mutual Acknowledgments.  Both the Company and Indemnitee acknowledge that in certain instances, applicable law (including applicable federal law that may preempt or override applicable state law) or public policy may prohibit the Company from indemnifying the directors, officers, employees, agents or fiduciaries of the Company under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the U.S.

Securities and Exchange Commission has taken the position that indemnification of directors, officers and controlling Persons of the Company for liabilities arising under federal securities laws is against public policy and, therefore, unenforceable.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.  In addition, the Company and Indemnitee acknowledge that federal law prohibits indemnifications for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

Section 7.19                                                       Enforcement.  The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate.  As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.  The Company agrees not to seek, and agrees to waive any requirement for the securing or posting of, a bond in connection with Indemnitee’s seeking or obtaining such relief.

Section 7.20                                                       Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial portion of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 7.21                                                       Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of one year from the date of accrual of that cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that one-year period; provided, however, that for any claim based on Indemnitee’s breach of fiduciary duties to the Company or its stockholders, the period set forth in the preceding sentence shall be three years instead of one year; and provided, further, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

HAGGAR CORP.

By:
Name:
Title:

INDEMNITEE:

Name:

Address: